EXHIBIT 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 16, 2014 (this “Amendment”), is entered into among CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (“European Borrower”), each of the Subsidiary Borrowers party hereto, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”, and together with U.S. Borrower, European Borrower and the Subsidiary Borrowers, “Borrowers”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN HOLDINGS, INC. a Pennsylvania corporation (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”, and together with CCSC and Crown Holdings, “Parent Guarantors”), DEUTSCHE BANK AG CANADA BRANCH, as Canadian administrative agent, (“Canadian Administrative Agent”) for the Canadian Revolving Lenders, DEUTSCHE BANK AG LONDON BRANCH, as U.K. Administrative Agent (“U.K. Administrative Agent”) for the Multicurrency Revolving Lenders, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (“Administrative Agent”) for the Dollar Revolving Lenders, the Term A Lenders and the Farm Credit Lenders, the Required Lenders and the other parties hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

RECITALS:
WHEREAS, each of the Borrowers, Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the lenders from time to time party thereto and each of the other parties thereto have entered into that certain Credit Agreement, dated as of December 19, 2013 (as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made available term loans and revolving credit facilities to Borrowers in accordance with the terms and conditions thereof; and
WHEREAS, pursuant to Section 12.1 of the Credit Agreement, the Borrowers have requested that the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Section 1 Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 4 of this Amendment, the Credit Agreement is amended as follows:

(a)Section 1.1 of the Credit Agreement is amended by inserting the following definitions therein in alphabetical order:

“First Amendment Effective Date” means October 16, 2014.

“Permitted Escrow Debt” means any Indebtedness (including any Guarantees in respect thereof), issued for purposes of financing the Heineken Acquisition and paying related premiums, fees and expenses; provided, that such Indebtedness will only be “Permitted Escrow Debt” to the extent that (a) the cash proceeds thereof (together with (i) an additional amount sufficient to fund any special mandatory redemption or repayment premium required to be paid if such Indebtedness is redeemed or repaid and (ii) an additional amount equal to any accrued but unpaid interest and/or ticking or similar fees on such Indebtedness as of any applicable date of determination) are on deposit with a third-party escrow agent that is a bank or trust company (the “escrow agent”), under arrangements pursuant to which such proceeds will only be released (i) upon the satisfaction of specified conditions in connection with the closing of the Heineken Acquisition or (ii) to fund the payment of interest and/or ticking or other similar fees on or the redemption or repayment of such Indebtedness pursuant to the terms thereof, and (b) no principal payments are required in respect of such Indebtedness prior to the closing of the Heineken Acquisition except to the extent funded from amounts on deposit with the escrow agent, provided, further, that from and after the release of the cash proceeds of such Indebtedness by the escrow agent, such Indebtedness shall cease to constitute “Permitted Escrow Debt” hereunder. For the avoidance of doubt, neither the proceeds of the Permitted Escrow Debt nor any account in which the proceeds of any Permitted Escrow Debt are maintained shall be subject to the Lien of the Collateral Agent or subject to any Collateral delivery or perfection requirements hereunder or under any Loan Document.
“Heineken Acquisition” means the acquisition by Crown Holdings and/or one or more of its subsidiaries from the Heineken Sellers of 100% of the issued and outstanding shares of common stock of Fábricas Monterrey, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Cierres Herméticos, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Terrestratégicos, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Prolatamex, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Sílices de Veracruz, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Glass & Silice, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Sílice del Istmo, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico (“SI”) (other than one share of SI, which will continue to be held by Cervecería Cuauhtémoc Moctezuma, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico and an Affiliate of Heineken, for regulatory purposes), FAMOSA B.V., a Dutch besloten vennootschap, SIVESA B.V., a Dutch besloten vennootschap, and SISA Mexico B.V., a Dutch besloten vennootschap, pursuant to the Heineken Acquisition Agreement.
“Heineken Acquisition Agreement” means the Stock Purchase Agreement, dated as of August 31, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among Crown Holdings, Crown Packaging Lux III S.À R.L., the Heineken Sellers and the other parties party thereto.

“Heineken Closing Date” means the date on which the Heineken Acquisition is consummated in accordance with the Heineken Acquisition Agreement.
“Heineken Sellers” means, collectively, Heineken International B.V., a Dutch besloten vennootschap, Heineken Mexico Holding, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico, Cuauhtémoc Moctezuma Holding, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of Mexico.
(b)Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Total Leverage Ratio” as follows:

“Total Leverage Ratio” means, for any Test Period, the ratio of (a) Net Indebtedness of Crown Holdings and its Subsidiaries (exclusive of Indebtedness under any Permitted Receivables or Factoring Financing and any Permitted Escrow Debt (for so long as such Indebtedness shall constitute Permitted Escrow Debt)) as of the last day of such Test Period, to (b) Consolidated EBITDA of Crown Holdings and its Subsidiaries for such Test Period.
(c)Section 2.9(a) of the Credit Agreement is hereby amended by replacing the first proviso thereto with the following:

“provided, that no Additional Term Loans, Additional Revolving Credit Commitments or Additional Facilities shall be guaranteed by entities other than the Guarantors and the terms and conditions of any Additional Term Loans shall be substantially similar to those applicable to the existing Term Facilities (other than as to pricing, fees and other economic terms) or reasonably satisfactory to the Administrative Agent (it being understood that to the extent any financial maintenance covenant is added for the benefit of any Additional Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the Term Loans);”.
(d)Section 2.9 of the Credit Agreement is hereby amended by adding the following as a new clause (d):

“(d)    Notwithstanding the foregoing, in the event the tranche of Additional Term Loans is used to finance a Permitted Acquisition and to the extent the Lenders participating in such tranche of Additional Term Loans agree, (x) only the Specified Representations and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Permitted Acquisition that are material to the interests of the Lenders and only to the extent Crown Holdings or the Borrowers have the right to terminate its obligations under such acquisition agreement as a result of a breach of such representation shall be required to be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) and (y) there shall only be a requirement that no Event of Default pursuant to Sections 10.1(a) and (i) shall have occurred and be continuing.”

(e)Section 8.1(a) of the Credit Agreement is hereby amended by deleting the “and” after clause (xxix) and adding the following as a new clause (xxxi):

“(xxxi) Permitted Escrow Debt
(f)Section 8.2 of the Credit Agreement is hereby amended by deleting the “and” after clause (t), adding the word “and” after clause (u) and adding the following as a new clause (v):

“(v) Liens on the proceeds of Permitted Escrow Debt deposited with the escrow agent pursuant to any Permitted Escrow Debt;”.
(g)Section 8.10(c) of the Credit Agreement is hereby amended by adding “, Permitted Escrow Debt” after “Permitted European Borrower Debt”.

2.Section 2 Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 5 of this Amendment, the Credit Agreement is amended as follows:

(a)Section 2.9(a) of the Credit Agreement is hereby amended by adding “after the Heineken Closing Date” immediately before “$1,200,000,000”.

(b)Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Total Leverage Ratio. Each Credit Party will not permit or suffer to exist the Total Leverage Ratio for any Test Period set forth below to exceed the ratio set forth opposite such period:

Test Period Ended	Ratio
The Heineken Closing Date to September 30, 2015	5.50 to 1.00
December 31, 2015 to March 31, 2016	5.00 to 1.00
June 30, 2016 to March 31, 2017	4.50 to 1.00
June 30, 2017 and each Fiscal Quarter thereafter	4.00 to 1.00

3.Representations and Warranties. To induce the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers and Parent Guarantors represent and warrant that as of the First Amendment Effective Date (both before and after giving effect to this Amendment):

(a)Representations and Warranties. The representations and warranties of the Borrowers and Parent Guarantors set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

(b)No Unmatured Event of Default or Event of Default. The Borrowers and Parent Guarantors hereby represent and warrant that after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing.

(c)Corporate Authority. (i) Each Borrower and Parent Guarantor has the right and power and is duly authorized to execute this Amendment and to perform and observe the provisions of this Amendment, (ii) this Amendment has been duly executed and delivered by each Borrower and Parent Guarantor and is the legal, valid and binding obligation of each Borrower and Parent Guarantor, enforceable against each Borrower and Parent Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Borrower and Parent Guarantor of this Amendment, does not and will not (A) contravene the terms of any of such Person’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(d)No Approvals, etc. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the First Amendment Effective Date and which remain in full force and effect on the First Amendment Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Amendment.

4.Effectiveness of Section 1 Amendments. The effectiveness of the amendments described in Section 1 above are subject to the satisfaction of the following conditions precedent:

(a)the execution and delivery of this Amendment by the Borrowers, the Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower on or prior to the First Amendment Effective Date hereunder or under any other Loan Document;

(c)No Unmatured Event of Default or Event of Default has occurred and is continuing; and

(d)The representations and warranties of the Borrowers and Parent Guarantors set forth in Section 3 hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

5.Effectiveness of Section 2 Amendments. The effectiveness of the amendment described in Section 2 above is subject to the satisfaction of the following conditions precedent:

(a)The conditions precedent set forth in Section 4 above shall have been satisfied; and

(b)The Heineken Acquisition shall have been consummated.

6.Reference to and Effect on Loan Documents.

(a)Ratification. The Borrowers and Parent Guarantors acknowledge and agree that, except as expressly set forth herein, (i) all of the terms and conditions of and their obligations under the Credit Agreement and the other Loan Documents and (ii) all guarantees, collateral, security interests, liens heretofore or hereafter granted to the Canadian Administrative Agent, the U.K. Administrative Agent or the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement and all other Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(b)No Waiver. Neither the execution, delivery and effectiveness of this Amendment, nor the making of future Loans under the Credit Agreement shall, directly or indirectly, operate as a waiver of any right, power or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents or a waiver of any Unmatured Event of Default or Event of Default, or constitute a course of dealing or other basis for altering any Obligation of any Borrower, Parent Guarantor or any other Person or any right, privilege or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

(c)References. Upon the effectiveness of this Amendment each reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(d)Loan Document. On and after the First Amendment Effective Date, this Amendment shall constitute a “Loan Document” as defined under the Credit Agreement.

7.Miscellaneous.

(a)Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of each Borrower, Parent Guarantor, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders and their respective successors and assigns as set forth in the Loan Documents.

(b)Entire Agreement. This Amendment and the Loan Documents, as amended hereby, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

(c)Fees and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this Amendment.

(d)Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)Counterparts. This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.9 (CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Credit Agreement as of the date first above written.

CROWN AMERICAS LLC
By:    /s/ Michael B. Burns
Name:    Michael B. Burns
Title:    Vice President and Treasurer
CROWN EUROPEAN HOLDINGS S.A.
By:    /s/ Paul Browett
Name:    Paul Browett
Title:    Directeur Général Délégué
CROWN HOLDINGS, INC.
By:    /s/ Michael B. Burns
Name:    Michael B. Burns
Title:    Vice President and Treasurer
CROWN INTERNATIONAL HOLDINGS, INC.
By:    /s/ Michael B. Burns
Name:    Michael B. Burns
Title:    Vice President and Treasurer
CROWN CORK & SEAL COMPANY, INC.
By:    /s/ Michael B. Burns
Name:    Michael B. Burns
Title:    Vice President and Treasurer

Signature Page to First Amendment to Credit Agreement

CROWN METAL PACKAGING CANADA LP
by its general partner, CROWN METAL PACKAGING CANADA INC.
By:    /s/ Michael B. Burns
Name:    Michael B. Burns
Title:    Vice President and Treasurer
CROWN UK HOLDINGS LIMITED
By:    /s/ John Beardsley
Name:    John Beardsley
Title:    Director
CROWN VERPACKUNGEN DEUTSCHLAND GMBH
By:    /s/ John Beardsley
Name:    John Beardsley
Title:    Managing Director
CROWN VERPAKKING NEDERLAND BV
By:    /s/ John Beardsley
Name:    John Beardsley
Title:    President

Signature Page to First Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, in its individual capacity and as Administrative Agent, U.S. Collateral Agent and Euro Collateral Agent
By:    /s/ Peter Cucchiara
Name:    Peter Cucchiara
Title:    Vice President
By:    /s/ Kirk L. Tashjian
Name:    Kirk L. Tashjian
Title:    Vice President
DEUTSCHE BANK AG LONDON BRANCH, as U.K. Administrative Agent
By:    /s/ Anca Trifan
Name:    Anca Trifan
Title:    Managing Director
By:    /s/ Marcus M. Tarkington
Name:    Marcus M. Tarkington
Title:    Director
DEUTSCHE BANK AG CANADA BRANCH, as Canadian Administrative Agent
By:    /s/ Leigh Knowles
Name:    Leigh Knowles
Title:    Director

By:    /s/ David Gynn
Name:    David Gynn
Title:    Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

LENDERS:	CITIBANK, N.A.

By: /s/ Justin Tichauer
Name: Justin Tichauer
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ Mike Delaney
Name: Mike Delaney
Title: Vice President

WELLS FARGO BANK, N.A.

By: /s/ Beth Rue
Name: Beth Rue
Title: Director

COMPASS BANK

By: /s/ Susana Campuzano
Name: Susana Campuzano
Title: Senior Vice President

HSBC BANK U.S.A., N.A.

By: /s/ Chris Querns
Name: Chris Querns
Title: Vice President

HSBC BANK plc

By: /s/ Jonathan Stradling
Name: Jonathan Stradling
Title: Head of Corporate Banking

Signature Page to First Amendment to Credit Agreement

LENDERS:	CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

By: /s/ Mark Koneval
Name: Mark Koneval
Title: Managing Director

By: /s/ Jeff Ferrell
Name: Jeff Ferrell
Title: Managing Director

BNP PARIBAS

By: /s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By: /s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Vice President

The ROYAL BANK OF SCOTLAND PLC

By: /s/ Jonathan Lasner
Name: Jonathan Lasner
Title: Authorized Signatory

SANTANDER BANK, N.A.

By: /s/ William Maay
Name: William Maay
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

LENDERS:	SUMITOMO MITSUI BANKING
CORPORATION

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

ING BANK, N.V., DUBLIN BRANCH

By: /s/ Sean Hassett
Name: Sean Hassett
Title: Director

By: /s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

ING (IRELAND) LTD

By: /s/ Sean Hassett
Name: Sean Hassett
Title: Director

By: /s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

BARCLAYS BANK PLC

By: /s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Assistant Vice President

Signature Page to First Amendment to Credit Agreement

LENDERS:	TD BANK, N.A.

By: /s/ Michele Dragonetti
Name: Michele Dragonetti
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Eric Hersom
Name: Eric Hersom
Title: Assistant Vice President

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD.

By: /s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Director

RB INTERNATIONAL FINANCE (USA) LLC

By: /s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

By: /s/ Steven VanSteenbergen
Name: Steven VanSteenbergen
Title: Vice President

THE BANK OF NOVA SCOTIA

By: /s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Director and Execution Head

Signature Page to First Amendment to Credit Agreement

LENDERS:	SCOTIABANK EUROPE PLC

By: /s/ John O'Connor
Name: John O'Connor
Title: Director, Credit Risk Control

By: /s/ William Swords
Name: William Swords
Title: Managing Director & Deputy Head,
Corporate Banking Europe

UNICREDIT BANK AG, NEW YORK BRANCH

By: /s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director

By: /s/ Jerry Ferris
Name: Jerry Ferris
Title: Director

COÖOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A. "RABOBANK
NEDERLAND", NEW YORK BRANCH

By: /s/ Claire Laury
Name: Claire Laury
Title: Executive Director

By: /s/ Van Brandenburg
Name: Van Brandenburg
Title: Executive Director

Signature Page to First Amendment to Credit Agreement